Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

LightPath Technologies, Inc.
Orlando, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-23515, 333-23511, 333-41705, 333-92017, 333-121389, 333-121385, 333-96083, 333-50976, 333-50974, 333-155044, 333-188482, 333-201871, 333-201872 and 333-221665), Form S-3 (Nos. 333-113814, 333-37443, 333-39641, 333-47905, 333-86185, 333-93179, 333-94303, 333-31014, 333-37622, 333-47992, 333-51474, 333-75528, 333-127053, 333-133772, 333-146550, 333-153743, 333-159603, 333-162342, 333-163416, 333-166633, 333-182240 and 333-223028) and Form S-1 (No. 333-213860) of LightPath Technologies, Inc., of our report dated September 12, 2019, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K.

Moore Stephens Lovelace, P.A.

Orlando, Florida
September 12, 2019